UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 29, 2014

E-QURE CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-54862

Delaware	47-1691054
(State of Incorporation)	(I.R.S. Employer Identification No.)

20 West 64th Street, Suite 39G, New York, NY	10023
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 544 27777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2014, the Registrant, through its wholly-owned Israeli subsidiary, ESQURE ADVANCED MEDICAL DEVICES LTD ("ESQURE"), entered into an Asset Purchase Agreement with Michael Cohen, a resident of the State of Israel (the "Seller"). Pursuant to the terms of the Asset Purchase Agreement, the Registrant, in consideration for payment to the Seller of the sum of USD$350,000, purchased all of Seller's assets (the "Seller's Assets") related to the Registrant's own patented Bioelectrical Signal Therapy device ("BST Device"):

(i) medical research data held by Seller's research partners, distributors and marketing advisors in Israel and elsewhere;
(ii) manufacturing and design files related to the BST device, including mechanical and electronics schemes drawings, printed circuit boards graphics, BST electrodes including rechargeable electrodes; and related files, as well as files related to all BST electrodes;
(iii) testing equipment and devices for BST manufacturing;
(iv) PowerLab devices including equipment of Lifewave Ltd (the entity from whom Registrant acquired the BST Device and technology);
(v) BST devices and electrodes under the control of BST distributors, physicians, hospitals, clinics worldwide;
(vi) the Main Server of Lifewave which holds all manufacturing, marketing and other material related to the Registrant's BST Device; and
(vii) Injection molds for the manufacture of the Registrant's BST Device plastic parts.

This Asset Purchase Agreement followed the purchase by the Registrant of all of Lifewave's other BST assets initially reported in the Registrant's Form 8-K dated June 6, 2014.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.10	Asset Purchase Agreement dated September 29, 2014, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
E-QURE CORP.

By:	/s/ Ohad Goren
Name:	Ohad Goren
Title:	Chief Executive Officer

Date: October 10, 2014